Exhibit 32

AVISTA CORPORATION

CERTIFICATION OF CORPORATE OFFICERS

(Furnished Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the

Sarbanes-Oxley Act of 2002)

Each of the undersigned, Gary G. Ely, Chairman of the Board and Chief Executive Officer of Avista Corporation (the “Company”), and Malyn K. Malquist, Executive Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company's Annual Report on Form 10-K for the year ended December 31, 2006 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2007

/s/ Gary G. Ely
Gary G. Ely
Chairman of the Board and
Chief Executive Officer

/s/ Malyn K. Malquist
Malyn K. Malquist
Executive Vice President and
Chief Financial Officer